UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Embraer S.A. (Exact name of Registrant as specified in its charter)	Embraer Netherlands Finance B.V. (Exact name of Registrant as specified in its charter)
Federative Republic of Brazil (State or Other Jurisdiction of Incorporation or Organization)	The Netherlands (State or Other Jurisdiction of Incorporation or Organization)
Not Applicable (I.R.S. Employer Identification Number)	Not Applicable (I.R.S. Employer Identification Number)

Av. Brigadeiro Faria Lima, 2170
12227-901 São José dos Campos, São Paulo
Federative Republic of Brazil
+55-12-3927-4404
(Address of registrants’ principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.400% Notes due 2027	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-204470 and 333-204470-01

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the 5.400% Notes due 2027 to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” in the Prospectus, dated May 27, 2015, constituting a part of the registrants’ registration statement on Form F-3 (File Nos. 333-204470 and 333-204470-01), as supplemented by the information under the heading “Description of the Notes” in the Registrants’ Prospectus Supplement filed pursuant to Rule 424(b)(2) on January 25, 2017, which information is hereby incorporated herein by reference and made part of this registration statement on Form 8-A in its entirety.

This registration statement on Form 8-A is incorporated by reference into the registrants’ registration statement on Form F-3 (File Nos. 333-204470 and 333-204470-01).

Item 2. Exhibits.

The registrants intend to register the above referenced notes on the New York Stock Exchange, on which exchange the American Depositary Shares of Embraer S.A. are listed. Accordingly, copies of the following exhibits are filed as exhibits to this Registration Statement:

Exhibit No.	Description

99(A).	Indenture, dated June 15, 2015, among Embraer Netherlands Finance B.V., Embraer S.A., as guarantor, and The Bank of New York Mellon, as trustee, paying agent, registrar and transfer agent (incorporated by reference to Exhibit 4.3 of the current report on Form 6-K furnished by Embraer S.A. on June 15, 2015).

99(B).	Second Supplemental Indenture, dated February 1, 2017, among Embraer Netherlands Finance B.V., Embraer S.A., as guarantor, and The Bank of New York Mellon, as trustee, paying agent, registrar and transfer agent (incorporated by reference to Exhibit 4.1 of the current report on Form 6-K furnished by Embraer S.A. on February 1, 2017).

99(C).	Form of 5.400% notes due 2027 (incorporated by reference to Exhibit 4.2 of the current report on Form 6-K furnished by Embraer S.A. on February 1, 2017).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EMBRAER S.A.

By:	/s/ Paulo Cesar De Souza E Silva
	Name:	Paulo Cesar De Souza E Silva
	Title:	President and Chief Executive Officer

By:	/s/ José Antonio de Almeida Filippo
	Name:	José Antonio de Almeida Filippo
	Title:	Executive Vice-President and Chief Financial and Investor Relations Officer

Date: February 1, 2017

EMBRAER NETHERLANDS FINANCE B.V.

By:	/s/ José Antonio de Almeida Filippo
	Name:	José Antonio de Almeida Filippo
	Title:	Supervising Director

By:	/s/ Elaine Maria de Souza Funo
	Name:	Elaine Maria de Souza Funo
	Title:	Supervising Director

Date: February 1, 2017

Exhibit Index

Exhibit No.	Description

99(A).	Indenture, dated June 15, 2015, among Embraer Netherlands Finance B.V., Embraer S.A., as guarantor, and The Bank of New York Mellon, as trustee, paying agent, registrar and transfer agent (incorporated by reference to Exhibit 4.3 of the current report on Form 6-K furnished by Embraer S.A. on June 15, 2015).

99(B).	Second Supplemental Indenture, dated February 1, 2017, among Embraer Netherlands Finance B.V., Embraer S.A., as guarantor, and The Bank of New York Mellon, as trustee, paying agent, registrar and transfer agent (incorporated by reference to Exhibit 4.1 of the current report on Form 6-K furnished by Embraer S.A. on February 1, 2017).

99(C).	Form of 5.400% notes due 2027 (incorporated by reference to Exhibit 4.2 of the current report on Form 6-K furnished by Embraer S.A. on February 1, 2017).